                          VENTANA MEDICAL SYSTEMS, INC.
                                  EXHIBIT 11.1
         Statement of Computation of Weighted Average Shares Outstanding


                                             Split Ratio:     2.7059046

                                                            Three Months Ended                        Nine Months Ended
                                                                September 30                             September 30
                                                                ------------                             ------------
                                                         1995                 1996                1995                 1996
                                                      -----------         ------------         -----------         ------------
                                                                (Unaudited)                               (Unaudited)

Net loss                                              $  (705,000)        $   (485,000)        $(2,409,000)        $(11,534,000)
                                                      -----------         ------------         -----------         ------------

Weighted average common shares outstanding (1)          7,595,962           10,195,633           7,507,544            8,852,074
Common stock equivalents pursuant to SAB 83:
   Stock, option and warrants issued within one
   year of initial filing (2)                           1,092,779                   --           1,092,779              728,519

                                                               --                   --                  --                   --
                                                      -----------         ------------         -----------         ------------

Weighted average common shares outstanding              8,688,741           10,195,633           8,600,323            9,580,593
   during the period                                  -----------         ------------         -----------         ------------


Net loss per share                                    $     (0.08)        $      (0.05)        $     (0.28)        $      (1.20)
                                                      -----------         ------------         -----------         ------------




      (1)Includes conversion of Series A, C and D Preferred Shares, which occurred upon completion of the Company's initial public offering on July 26, 1996.

      (2)Treated as outstanding for the quarters prior to the effective date of the Company's initial public offering on July 26, 1996.

                          VENTANA MEDICAL SYSTEMS, INC.
                                  EXHIBIT 11.1
         Statement of Calculation of Pro Forma Net Loss Per Common Share
                   Condensed Consolidated Pro Forma Statements

                                                 Split Ratio:         2.7059046

                                                                 Nine Months Ended
                                                                    September 30
                                                                    ------------
                                                             1995                 1996
                                                         ------------         ------------
                                                                     (Unaudited)

Pro forma net loss                                       $(17,623,000)        $ (1,997,000)
                                                         ------------         ------------

Weighted average common shares outstanding (1)              7,507,544            8,396,600

Common stock equivalents pursuant to SAB 83:
   Stock, option and warrants issued within one
   year of initial filing (2)                               1,092,779              728,519


Shares of common stock issued in connection
   with the initial public offering assumed to be
   used to partially retire acquisition debt                1,503,000            1,503,000
                                                         ------------         ------------

Weighted average common shares outstanding                 10,103,323           10,628,119
   during the period                                     ------------         ------------


Pro forma net loss per share                             $      (1.74)        $      (0.19)
                                                         ------------         ------------



      (1)Includes conversion of Series A, C and D Preferred Shares, which occurred upon completion of the Company's initial public offering on July 26, 1996. Excludes shares issued in the initial public offering.

      (2)Treated as outstanding for the quarters prior to the effective date of the Company's initial public offering on July 26, 1996.


                                       24